THE HARTFORD MUTUAL FUNDS II, INC.

ARTICLES SUPPLEMENTARY

THE HARTFORD MUTUAL FUNDS II, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (“SDAT”) that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors (the “Board of Directors”) of the Corporation by Section 2-208 of the Maryland General Corporation Law and the charter (the “Charter”) of the Corporation, the Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held, reclassified all of the shares of common stock, par value $.001 per share (“Common Stock”), of all classes of the series set forth below as shares of Common Stock without further classification or designation, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of undesignated Common Stock as set forth in the Charter.

Series	Allocated Shares
The Hartford Growth Fund	27,000,000,000

SECOND:  Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock is 162,550,000,000, of which 65,400,000,000 are shares of Common Stock without further classification or designation and 97,150,000,000 are shares of Common Stock are classified and designated as follows:

Series and Class	Number of Shares

The Hartford Growth Opportunities Fund

Class A	8,900,000,000
Class B	4,000,000,000
Class C	4,000,000,000
Class I	1,450,000,000
Class R3	1,500,000,000
Class R4	1,500,000,000
Class R5	1,500,000,000
Class R6	50,000,000
Class Y	900,000,000

The Hartford Municipal Real Return Fund

Class A	9,350,000,000
Class B	4,000,000,000
Class C	4,000,000,000
Class I	50,000,000
Class Y	1,900,000,000

The Hartford SmallCap Growth Fund

Class A	10,500,000,000
Class B	5,000,000,000
Class C	5,000,000,000
Class I	1,500,000,000
Class R3	1,500,000,000
Class R4	1,500,000,000
Class R5	1,500,000,000
Class R6	50,000,000
Class Y	500,000,000

The Hartford Value Opportunities Fund

Class A	10,500,000,000
Class B	5,000,000,000
Class C	5,000,000,000
Class I	1,500,000,000
Class R3	1,500,000,000
Class R4	1,500,000,000
Class R5	1,500,000,000
Class Y	500,000,000

THIRD:  The shares of Common Stock described in Article FIRST above have been reclassified by the Board of Directors under the authority contained in the Charter.

FOURTH:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.  These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH:  The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of the 18th day of February, 2015.

ATTEST:	THE HARTFORD MUTUAL FUNDS II, INC.

/s/ Michelle M. Lombardo	By:	Edward P. Macdonald
Name: Michelle M. Lombardo	Name: Edward P. Macdonald
Title: Assistant Secretary	Title: Vice President